UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2017

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000
______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Doran N. Schwartz
On September 15, 2017, Doran N. Schwartz, Vice President, and Chief Financial Officer of MDU Resources Group, Inc. (the “Company”) notified the Company that he was resigning effective as of the end of the day on September 29, 2017. Mr. Schwartz’s resignation relates to the pursuit of a new career opportunity and was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Promotion of Jason L. Vollmer
On September 21, 2017, the Board of Directors of the Company appointed Jason L. Vollmer as Vice President, Chief Financial Officer and Treasurer of the Company, effective September 30, 2017, and approved the Offer Letter to be entered into between the Company and Mr. Vollmer (the “Offer Letter”).
Mr. Vollmer, age 40, joined the Company in 2005 and has held a number of accounting and financial positions with increasing responsibility. He was appointed to his current position of Vice President, Chief Accounting Officer and Treasurer effective March 19, 2016; prior to that, he served as Treasurer and Director of Cash and Risk Management of the Company effective November 29, 2014; prior to that, he served as Assistant Treasurer of Centennial Energy Holdings, Inc. and Manager of Treasury Services and Risk Management from June 2014 to November 2014, Manager of Treasury Services, Cash and Risk Management from April 2011 to June 2014, and Financial Analyst IV of the Treasury Services Department from February 2009 to April 2011.
For his new position, Mr. Vollmer will receive an annual base salary of $350,000, effective September 30, 2017, and his 2017 target annual incentive award opportunity, pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan, will be increased from 45% to 65% of his base salary prorated effective September 30, 2017.
For all 2017 annual incentive awards for the Company’s executive officers, including Mr. Vollmer, the amount of annual incentive award earned, if any, will be determined based on the following formula:
Annual Incentive Award Earned = Payout Percentage X Target Award
The payout percentage will be the sum of the products that result from multiplying (x) the percentage of annual incentive target achieved based on the award opportunity for each of the Company’s business segment leaders by (y) the business segment’s percentage of average invested capital. The business segments are (i) construction materials and contracting, (ii) construction services, (iii) pipeline and midstream, and (iv) electric and natural gas distribution (utility). If the percent of payout for the earnings goal in the construction materials and contracting segment or the construction services segment should exceed 200%, the payout for the earnings goal for purposes of calculating the awards earned for executives at the MDU Resources level, including Mr. Vollmer, will be capped at 200%.
Additional terms and conditions of the annual incentive award program are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 24, 2017 (the “Proxy Statement”).
There were no changes to Mr. Vollmer’s 2017 long-term incentive award opportunity under the Company’s Long-Term Performance-Based Incentive Plan. The 2017 long-term incentive award opportunity for Mr. Vollmer was 782 Threshold shares;

3,912 Target shares and 7,824 Maximum Shares. The terms and conditions of the 2017 performance share awards are more fully described in the Form 8-K filed with the Securities and Exchange Commission on February 21, 2017 and the Proxy Statement.
A copy of the Offer Letter between the Company and Mr. Vollmer, dated September 20, 2017 is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Promotion of Stephanie A. Barth
On September 21, 2017, the Board of Directors of the Company appointed Stephanie A. Barth as Vice President, Chief Accounting Officer and Controller, effective September 30, 2017. Effective at the end of the day on September 29, 2017, Mr. Vollmer will cease his service as the Company’s Chief Accounting Officer.
Ms. Barth, age 45, was hired as an accountant at WBI Energy, Inc., a subsidiary of MDU Resources, in 1996 and has held a number of accounting and financial positions with increasing responsibility at WBI Energy. On December 22, 2008, she was named Director Financial Planning & Reporting at WBI Energy. On September 30, 2013, she was promoted to Controller and January 2015 was named Vice President, Chief Accounting Officer and Treasurer at the subsidiary. On May 30, 2016, Barth was also named Controller at MDU Resources.

The press release announcing Mr. Schwartz’s resignation and Mr. Vollmer’s and Ms. Barth’s appointments is filed as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Jason L. Vollmer Offer Letter, dated September 20, 2017
	99	Press Release issued September 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017

MDU RESOURCES GROUP, INC.

By:	/s/ Daniel S. Kuntz
Daniel S. Kuntz
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Jason L. Vollmer Offer Letter, dated September 20, 2017
99	Press Release issued September 21, 2017

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